Exhibit 99.1

Repligen Corporation 41 Seyon Street Building #1, Suite 100 Waltham, Massachusetts 02453

Repligen Announces Agreement to Acquire Engineered Molding Technology

Expands Single-Use Portfolio with Expertise in Silicone Molding and Tubing

WALTHAM, MA – June 29, 2020 – Repligen Corporation (NASDAQ:RGEN), a life sciences company focused on bioprocessing technology leadership, today announced that it has entered into an agreement to acquire Albany, New York based Engineered Molding Technology (“EMT”), an innovator and manufacturer of single-use silicone assemblies and components used in the manufacturing of biologic drugs. EMT’s standard and custom molded and over-molded connectors and silicone tubing products are key components in single-use filtration and chromatography systems.

Tony J. Hunt, President and CEO of Repligen, said, “The acquisition of EMT expands our line of single-use ProConnex® flow paths, streamlines our supply chain for ATF, and gives us more flexibility as we scale and expand our single-use and systems portfolios.” He continued, “The EMT portfolio also enables us to offer bioprocessing customers faster lead-times on single-use flow path solutions and to provide biopharmaceutical and CDMO customers with a more fully integrated and complete product offering in Filtration and Chromatography.”

Michael Pandori, co-founder of Engineered Molding Technology, said, “Over the last ten years, EMT has grown to become a key player in the supply of extruded and molded silicone products into the bioprocessing industry. We are at a transition point now where it makes sense to join forces with Repligen, who has an impressive history of scaling companies to the next level. For EMT, this means taking our products global, expanding our commercial footprint and integrating select EMT technologies into Repligen product lines while continuing to innovate.”

The proposed acquisition is expected to close during Repligen’s third quarter of 2020. Financial details were not disclosed. Perella Weinberg Partners LP is acting as financial advisor and Goodwin Procter LLP is serving as legal counsel to Repligen.

About Repligen Corporation

Repligen Corporation is a global life sciences company that develops and commercializes highly innovative bioprocessing technologies and systems that increase efficiencies in the process of manufacturing biological drugs. We are inspiring advances in bioprocessing for the customers we serve; primarily biopharmaceutical drug developers and contract development and manufacturing organizations (CDMOs) worldwide. Our corporate headquarters are located in Waltham, MA (USA), and we have additional administrative and manufacturing operations in Marlborough, MA; Bridgewater, NJ; Rancho Dominguez, CA; Lund, Sweden; Breda, The Netherlands and Ravensburg, Germany.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Investors are cautioned that statements in this press release which are not strictly historical statements including, without limitation, express or implied statements or guidance regarding the expected results of the proposed acquisition of EMT on Repligen’s future financial performance, including the accretive nature and the timing of the accretive nature of the acquisition, expected synergies following the acquisition of EMT, customer adoption of EMT’s products, the expected expansion of Repligen’s product lines, the timing of the closing of the acquisition and other statements identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” or “could” and similar expressions, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, risks associated with: the risk that the proposed acquisition may not be completed in a timely manner, or at all; the occurrence of any event, change or other circumstance that could give rise to the termination of the acquisition; our ability to integrate EMT’s business and personnel and to achieve expected synergies; our ability to maintain or expand EMT’s historical sales; our ability to accurately forecast the acquisition, related restructuring costs and allocation of the purchase price, goodwill and other intangibles acquisition related and other asset adjustments; and other risks detailed in Repligen’s most recent Annual Report on Form 10-K on file with the Securities and Exchange Commission and the other reports that Repligen periodically files with the Securities and Exchange Commission. Actual results may differ materially from those Repligen contemplated by these forward-looking statements. These forward looking statements reflect management’s current views and Repligen does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date hereof except as required by law.

Repligen Contact:

Sondra S. Newman

Global Head of Investor Relations

(781) 419-1881

investors@repligen.com

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